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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)        October 11, 2001
                                                 -----------------------------



                        WILSONS THE LEATHER EXPERTS INC.
             (Exact name of registrant as specified in its charter)



         MINNESOTA                      0-21543                 41-1839933
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)



                7401 BOONE AVE. N.
             BROOKLYN PARK, MINNESOTA                           55428
     (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code      (763) 391-4000
                                                   ----------------------------
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ITEM 5.  OTHER EVENTS
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         On October 11, 2001, Wilsons The Leather Experts Inc. ("Wilsons
Leather" or the "Company") reported sales for the five weeks ended October 6, 2001 of $48.2 million versus $37.8 million in the year-ago period.

         Comparable store sales for the five weeks ended October 6, 2001 decreased 22.3% versus a 2.6% increase for the five-week period ended October 7, 2000.

         Year-to-date sales increased 41.9% to $291.9 million from $205.7 million for the same period in fiscal 2000. Year-to-date comparable store sales decreased 7.3% versus an increase of 7.8% through September 2000.

         The events of September 11 exacerbated an already sluggish retail environment and significantly affected the Company's sales. The decrease in comparable store sales as well as the impact of the lower sales from the Company's travel-related concepts reduced sales from anticipated levels by approximately $14.0 million. The following weekly comparable stores sales data helps clarify the impact of these events:

                  Week ended September 15            31% decrease
                  Week ended September 22            29% decrease
                  Week ended September 29            18% decrease
                  Week ended October 6               16% decrease

         Although it is somewhat early to issue definitive guidance for the third quarter, given the current comparable store sales trend, the Company expects its third quarter loss to be in a range of $0.80 to $1.00 per diluted share. The Company can no longer confirm earlier guidance of full-year sales, earnings-per-share and comparable store sales; however, the Company expects to be in a better position to gauge the impact of recent events and trends on expected results for the fourth quarter during its third quarter conference call, scheduled for November 20, 2001.

         Separately, the Company stated that although Wilsons Leather's travel-related concepts, Bentley's and El Portal, are not yet included in the comparable store base, in the 60 days prior to September 11, El Portal comparable store sales were running approximately flat and Bentley's comparable store sales were running down approximately 14%. Since that time, comparable store sales for these concepts have been down approximately 40%.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WILSONS THE LEATHER EXPERTS INC.



Date: October 17, 2001                  By /s/ Peter G. Michielutti
                                           ----------------------------------
                                           Peter G. Michielutti
                                           Senior Vice President and
                                           Chief Financial Officer